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                                                                   EXHIBIT 11.1

                          VISTA MEDICAL TECHNOLOGIES, INC.
                Statement Regarding Computation of Per Share Data

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

                                                             Three Months Ended June 30,              Six Months Ended June 30,
                                                           -------------------------------        --------------------------------
                                                              1998                 1997               1998                1997
                                                           -----------         -----------        ------------       -------------
Net loss..............................................     $ 5,614,202         $ 3,908,757        $  9,781,408         $ 7,226,828

Weighted average common shares outstanding............      13,289,121             321,448          13,265,196             334,361

Assumed conversion of convertible preferred...........              --                  --                  --                  --
                                                           -----------         -----------        ------------       -------------

Shares used in basic per share computations ..........      13,289,121             321,448          13,265,196             334,361
                                                           -----------         -----------        ------------       -------------
                                                           -----------         -----------        ------------       -------------

Net loss per share - basic............................     $     (0.42)        $    (12.16)       $      (0.74)        $    (21.61)
                                                           -----------         -----------        ------------       -------------
                                                           -----------         -----------        ------------       -------------

Net effect of dilutive common share equivalents based
   on the treasury stock method.......................              --                  --                  --                  --
                                                           -----------         -----------        ------------       -------------
Shares used in diluted per
   share computations.................................      13,289,121             321,448          13,265,196             334,361
                                                           -----------         -----------        ------------       -------------
                                                           -----------         -----------        ------------       -------------

Net loss per share - diluted......................         $     (0.42)        $    (12.16)       $      (0.74)        $    (21.61)
                                                           -----------         -----------        ------------       -------------
                                                           -----------         -----------        ------------       -------------
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                               See accompanying notes